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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30963) of PLATO Learning, Inc. of our report dated May 6, 2005 relating to the financial statements of PLATO Learning, Inc. Savings and Retirement Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2005